SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

April 30, 2013

Date of Report (Date of Earliest Event Reported)

Total System Services, Inc.

(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10254	58-1493818
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One TSYS Way, Columbus, Georgia 31901

(Address of principal executive offices) (Zip Code)

(706) 649-2310

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Shareholders of TSYS was held on April 30, 2013. TSYS’ shareholders voted on the following three proposals which are detailed in TSYS’ definitive proxy statement on Schedule 14A which was filed with the Securities and Exchange Commission on March 15, 2013, and cast their votes as described below.

Proposal 1

TSYS’ shareholders elected thirteen individuals to the Board of Directors as set forth below:

Name	For	Against	Abstain	Broker Non-Vote
James H. Blanchard	123,164,828	3,012,998	111,897	24,949,530

Richard Y. Bradley	121,229,300	4,885,248	175,175	24,949,530

Kriss Cloninger III	123,571,240	2,516,771	201,712	24,949,530

Walter W. Driver, Jr.	123,329,123	2,741,788	218,813	24,949,530

Gardiner W. Garrard, Jr.	113,013,607	13,102,595	173,521	24,949,530

Sidney E. Harris	122,862,642	3,187,414	239,668	24,949,530

Mason H. Lampton	122,547,287	3,554,741	187,695	24,949,530

H. Lynn Page	122,798,163	3,313,590	177,970	24,949,530

Philip W. Tomlinson	120,564,591	5,078,510	646,622	24,949,530

John T. Turner	124,504,244	1,665,404	120,075	24,949,530

Richard W. Ussery	122,994,588	3,136,246	158,889	24,949,530

M. Troy Woods	122,850,363	3,262,379	176,981	24,949,530

James D. Yancey	112,099,301	13,422,946	767,476	24,949,530

Proposal 2

TSYS’ shareholders ratified the appointment of KPMG LLP as the independent auditor of TSYS for the fiscal year ending December 31, 2013 as set forth below:

For	Against	Abstain
148,907,506	1,965,077	366,670

Proposal 3

TSYS’ shareholders approved, on an advisory basis, TSYS’ executive compensation as set forth below:

For	Against	Abstain	Broker Non-Vote
121,639,724	3,726,484	923,515	24,949,530

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOTAL SYSTEM SERVICES, INC.

Dated: May 2, 2013	By:	/s/ Kathleen Moates
Kathleen Moates
Senior Deputy General Counsel

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